EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statement on Form S-8 relating to the Cape Bancorp, Inc. 2008 Equity Incentive Plan, the Colonial Financial Services, Inc. 2011 Equity Incentive Plan and the Cape Bank Employees’ Savings & Profit-Sharing Plan (File #333-209590).

2.	Registration Statement on Form S-8 relating to the OceanFirst Financial Corp. 2011 Stock Incentive Plan (File #333-177243).

3.	Registration Statement on Form S-8 relating to the OceanFirst Financial Corp. 2006 Stock Incentive Plan (File #333-141746).

4.	Registration Statement on Form S-8 relating to the OceanFirst Financial Corp. 2000 Stock Option Plan (File #333-42088).

5.	Registration Statement on Form S-8 relating to the OceanFirst Financial Corp. 1997 Incentive Plan (File #333-34143).

6.	Registration Statement on Form S-8 relating to the OceanFirst Financial Corp. 401(k) Plan (File #333-34145).

7.	Registration Statement on Form S-3 relating to shelf registration of securities, as amended by Amendment No. 1 to Form S-3 Registration Statement (File #333-213487).

8.
Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 relating to Ocean Shore Holding Co. 2005 Equity Incentive Plan and Ocean Shore Holding Co. 2010 Equity Incentive Plan (File #333-213307).

9.
Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-4 relating to shares of common stock of OceanFirst Financial Corp. (“OceanFirst”) that were originally registered on OceanFirst’s Registration Statement on Form S-4 with respect to shares that may be issued pursuant to options previously granted by Ocean Shore Holding Co. (“Ocean Shore”), which have been assumed by OceanFirst in connection with the merger of Ocean Shore with and into OceanFirst (File #333-213307).

10.	Registration Statement on Form S-8 relating to the Ocean City Home Bank Savings and Investment Plan (File #333-215269).

11.	Registration Statement on Form S-8 relating to the Cape Bank Employees’ Savings & Profit Sharing Plan (File #333-215270).

12.	Registration Statement on Form S-8 relating to the Sun National Bank 401(k) Plan (File #333-222811).

13.
Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 relating to Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan, Sun Bancorp, Inc. 2014 Performance Equity Plan, Sun Bancorp, Inc. 2010 Stock-Based Incentive Plan and Sun Bancorp, Inc. 2004 Stock-Based Incentive Plan (File #333-220235).

14.
Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-4 relating to shares of common stock of OceanFirst Financial Corp. (“OceanFirst”) that were original registered on OceanFirst’s Registration Statement on Form S-4 with respect to shares that may be issued pursuant to options previously granted by Sun Bancorp, Inc. (“Sun”), which have been assumed by OceanFirst in connection with the merger of Sun with and into OceanFirst (File #333-220235).

of our report dated March 9, 2017, relating to the consolidated financial statements of Sun Bancorp, Inc. and the effectiveness of Sun Bancorp, Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Sun Bancorp, Inc. for the year ended December 31, 2016, and incorporated by reference in Exhibit 99.2 of this Current Report on Form 8-K/A of OceanFirst Financial Corp.
/s/ Deloitte & Touche LLP

Philadelphia, PA
February 26, 2018